SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2007

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        On March 2, 2007, Banner Corporation ("Company") announced that Robert J. Lane had been nominated as a candidate for director to serve on the Boards of Directors of the Company and its financial institution subsidiary, Banner Bank. Mr. Lane will stand for election as a director of the Company at the Company's 2007 annual meeting of shareholders.

        There are no arrangements or understandings between Mr. Lane and any other persons pursuant to which he was nominated to serve as a director. Mr. Lane is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

        A copy of the press release announcing Mr. Lane's nomination is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

           (c)            Exhibits

            99.1         Press Release of Banner Corporation dated March 2, 2007.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: March 2, 2007	By: /s/D. Michael Jones
D. Michael Jones
President and Chief Executive Officer

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Exhibit 99.1

Press Release of Banner Corporation dated March 2, 2007

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CONTACT: D. MICHAEL JONES,
PRESIDENT AND CEO
LLOYD W. BAKER, CFO
(509) 527-3636

News Release

ROBERT LANE NOMINATED TO BANNER CORPORATION BOARD

Walla Walla, WA - March 2, 2007 - Banner Corporation (NASDAQ: BANR), the parent company of Banner Bank, today announced that Robert J. Lane has been nominated by the Company as a candidate to serve on its Board of Directors. Mr. Lane will stand for election as a director, along with the Company's other nominees, at this year's annual meeting of shareholders. Mr. Lane retired in 1997 following a 30-year banking career. He is active as managing partner of both a commercial office development project and restaurant venture in Scottsdale, Arizona, and is also President and a major shareholder of Lane Farms, Inc. of La Grande, Oregon.

"We are very pleased that Bob has agreed to stand for election as a director of Banner at this year's annual meeting. He is exceedingly well known by the business, civic and philanthropic communities throughout the Northwest," stated D. Michael Jones, President and CEO. "If elected, he will bring a wealth of bank management and corporate governance experience to our board from his extensive banking background, and his knowledge of the business community throughout our market area will be very beneficial to Banner."

Mr. Lane spent 15 years with Seattle First National Bank in Seattle, which was subsequently acquired by Bank of America, holding the position of Vice President/Group Leader, Corporate Banking at the time he left the company. He was hired as Senior Vice President and Senior Credit Officer with Idaho First National Bank, a subsidiary of West One Bancorp, in 1983 and became its President and CEO in 1986. When West One merged with U.S. Bancorp in 1996, Mr. Lane moved to Portland as President of U.S. Bancorp's Commercial Banking Group and a member of the Executive Management Committee. In 1997, following a merger with FirstBank Systems of Minneapolis, Mr. Lane retired.

Presently, Mr. Lane serves on the boards of St. Luke's Health System and the J.R. Simplot Company. Over the years, Mr. Lane has been involved in a number of civic and professional organizations, including the Idaho Bankers Association, Blue Cross of Idaho, the (Idaho) Nature Conservancy, the Boise Area Chamber of Commerce and United Way of Ada County. He has also served as a Director of the Federal Home Loan Bank Board--Seattle and a member of the Bankers' Roundtable.

Mr. Lane has a degree in economics and accounting from Western Washington University and also completed the Graduate School of Credit and Financial Management at Stanford.

Banner Corporation is the parent company of Banner Bank, a commercial bank that operates a total of 61 branch offices and 12 loan offices in 26 counties in Washington, Oregon and Idaho. Banner Bank serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. Banner undertakes no responsibility to update or revise any forward-looking statements.

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